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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Patterson Energy, Inc. on Form S-8, as amended (File No. 333-09243), Form S-8, as amended (File No. 333-97972), Form S-8 (File No. 333-39471), Form S-3, as amended, (File No. 333-13497) and on Form S-3 (File No. 333-29035) of our report dated October 28, 1997, on our review of the interim consolidated financial statements of Patterson Energy, Inc. and Subsidiaries as of September 30, 1997, and for the three and nine months then ended, which are included in this Quarterly Report on Form 10-Q.


                                       /s/ Coopers & Lybrand L.L.P.

Dallas, Texas
November 13, 1997